Form 3 Exhibit - Joint Filer Information

                                  Exhibit 99-1

Name:                                Metropolitan Life Insurance Company*
Address:                             One MetLife Way, Whippany, New Jersey 07981

Designated Filer:                    Daniel F. Scudder
                                     Associate General Counsel
                                     Metropolitan Life Insurance Company

Issuer & Ticker Symbol:              AllianzGI Diversified Income & Convertible
                                     Fund ("ACV")

Date of Event Requiring Statement:   October 2, 2015

Signature: /s/Daniel F. Scudder
           --------------------
Daniel F. Scudder, Associate
General Counsel

                                  Exhibit 99-2

Name:                                Metropolitan Life Insurance Company **
Address:                             One MetLife Way, Whippany, New Jersey 07981

Designated Filer:                    Daniel F. Scudder
                                     Associate General Counsel
                                     Metropolitan Life Insurance Company

Issuer & Ticker Symbol:              AllianzGI Diversified Income & Convertible
                                     Fund ("ACV")

Date of Event Requiring Statement:   October 2, 2015

Signature: /s/Daniel F. Scudder
           --------------------
Daniel F. Scudder, Associate
General Counsel

*Metropolitan Life Insurance Company as a direct owner/purchaser of $50,000,000,
PPN 01883JA*9, 3.94% Series A Senior Secured Notes Due November 22, 2029.

** Metropolitan Life Insurance Company as a direct owner/purchaser of
$30,000,000 (1,200,000 shares), PPN 01883J2#4, Series A Mandatory Redeemable
Preferred Shares Due September 30, 2025.